UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 18, 2016

RLJ ENTERTAINMENT, INC.

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

001-35675	45-4950432
(Commission File Number)	(IRS Employer Identification Number)

RLJ Entertainment, Inc.

8515 Georgia Avenue, Suite 650

Silver Spring, Maryland

(Address of principal executive offices)

Registrant’s telephone number, including area code: (301) 608-2115

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective May 18, 2016, Nazir Rostom, age 40, was appointed as RLJ Entertainment, Inc. (the “Company”) Chief Financial Officer and will replace Mark Nunis as the Company’s Principal Financial and Accounting Officer.  Mark Nunis will continue with the Company as the Chief Accounting Officer.

Mr. Rostom has served in senior and executive positions with GetWellNetwork, Inc. (“GWN”), a healthcare solutions provider, from January 2014 to May 2016.  He was GWN’s Vice President, Financial Planning and Analysis from January 2014 to February 2015, Acting Chief Financial Officer from March 2015 to September 2015 and was Vice President, Finance from October 2015 to May 2016.  During his tenure, Mr. Rostom led various strategic financing, M&A activities, and financial planning and analysis at GWN.  Prior to GWN, he was Director of Finance and Assistant Treasurer for GTT Communications, Inc. (“GTT”, formerly Global Telecom and Technology, Inc.), from September 2011 to January 2014. Previous to GTT, Mr. Rostom led various structured financing deals in the capital markets at National Rural Utilities Electric Cooperative Finance Corporation and CapitalSource, Inc. Mr. Rostom began his career in investment banking at PriceWaterhouseCoopers, Securities LLC. Mr. Rostom is a Certified Public Accountant and a CFA Charterholder. He holds a MBA from Duke University and a Bachelor of Science in Business Administration from Georgetown University.

The Company and Mr. Rostom entered into an Employment Agreement, which provides for a three year term.  Following the term, unless the agreement is renewed, Mr. Rostom will be deemed an employee at will.

Under the agreement, Mr. Rostom’s annual base salary will be $275,000, subject to any increase as determined by the Compensation Committee.  Mr. Rostom will have an opportunity to earn a bonus with respect to 2016, 2017 and 2018, based on achieving certain corporate and/or individual performance goals to be established by the Compensation Committee. The target bonus is 25% of the annual base salary. In addition, Mr. Rostom will be entitled to receive 100,000 shares of restricted stock, vesting in equal installments over a three-year period.

Mr. Rostom is entitled to certain insurance, fringe and leave benefits generally available to senior executives of the Company. The agreement requires Mr. Rostom to protect the confidentiality of the Company’s confidential information, and it further provides that for 12 months after termination he will not seek to solicit or hire the Company’s employees.

The Company may terminate Mr. Rostom’s employment for cause, without cause or upon death or disability.  If Mr. Rostom’s employment is terminated by the Company without cause (other than upon death or disability), he would be entitled to receive his base salary for six months.  If during Mr. Rostom’s first year of employment he is terminated without cause within 120 days following a change of control or he terminates for good reason (defined as mandatory relocation more than 45 miles from the existing office location or change in reporting relationship from anyone other than the CEO or the Board of Directors), he would be entitled to receive his base salary for one year. In addition, his benefits would continue for the severance period. Under the agreement, “cause” includes (a) dishonesty, theft, misrepresentation, deceit or fraud, (b) negligence, incompetence or insubordination (subject to certain rights of cure), (c) conviction for, or plea of nolo contendere to, a charge or commission of a felony, (d) breach of a material provision of the Company’s employee handbook or (e) breach of the confidentiality or non-solicitation provisions of the agreement (subject to certain rights of cure).

Item 9.01. Financial Statements and Exhibits.

(d)Exhibits

Exhibit No.	Description

99.1	Press release issued on May 18, 2016

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RLJ ENTERTAINMENT, INC.

Date:	May 18, 2016	By:	/s/ MIGUEL PENELLA
		Name:	Miguel Penella
		Title:	Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release issued on May 18, 2016

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